EXPLORATION CONTRACT

BETWEEN THE
PETROLEUM AUTHORITY OF MONGOLIA
AND
STORM CAT ENERGY CORPORATION
FOR
EXPLORATION WORK IN THE
FRONTIER BLOCK (TSAIDAM - XXVI),
CENTRAL MONGOLIA

EXPLORATION CONTRACT

This is a contract freely entered into on the 10th day of December, 2004 between Petroleum Authority of Mongolia (hereinafter referred to as “PAM”) and Storm Cat Energy Corporation (hereinafter referred to as “Storm Cat”)

WHEREAS, the Parties desire to define their respective rights and obligations with respect to their obligations and the operations under this Contract.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements and obligations set out below and to be performed, the Parties agree as follows:

1.

COVENANTS BY THE PARTIES

Article 1.

PAM covenants that it has all the necessary powers under the laws of Mongolia to enter into this Contract on behalf of the Government of Mongolia.

Article 2.

Storm Cat covenants that it has agreed to conduct an Exploration Program within the Contract Area and shall exercise all reasonable skill and care in the performance of the Services under this Contract.

Article 3.

Storm Cat covenants that it is a limited liability company under the laws of the Province of British Columbia, Canada, with its Name & Registered Office as follows:

Storm Cat Energy Corporation

Suite #430, 580 Hornby Street

Vancouver, British Columbia

Canada V6C 3B6

Article 4.

Storm Cat covenants that its status is active.

Article 5.

Storm Cat covenants that its legal details are as follows:

Company Registration Number: 606963

Registered Capital: 13,515,565 shares outstanding

Country of Origin: Canada

Company Type: Limited Stock Company

Article 6.

Storm Cat covenants that, in order to fulfil this Contract and all other petroleum operations under the Nemegt-VI and Borzon-VII PSC (Noyon Project), it has already established and registered a branch in Mongolia bearing the legal name of Storm Cat Energy Mongolia (hereinafter referred to as “SCEM”).

Article 7.

Storm Cat covenants that SCEM has been registered with the Foreign Investment and Foreign Trade Agency of Mongolia (FIFTA) in the legal form of a 100% foreign owned branch under the Foreign Investment Law of Mongolia.

Article 8.

Storm Cat covenants that SCEM shall assume all the rights, duties and obligations of this Contract.

2.

AUTHORIZED REPRESENTATIVE OF EACH PARTY

Article 9.

PAM appoints Mr. Khurelkhuu Purevdorj (citizen of Mongolia), Senior specialist of PAM, as its duly authorised representative for the day-to-day monitoring, interpretation and operation of this contract.

Article 10.

Storm Cat appoints Mr. Khurelbat Banzragch (citizen of Mongolia), Mongolia Project Manager, as its duly authorised representative for the day-to-day monitoring, interpretation and operation of this contract.

Article 11.

Either party may change at any time its duly authorised representative, effective upon the receiving of a signed fax or letter by the other party stating the name of the new duly authorised representative.

3.

DEFINITIONS

Article 12.

When used in the Contract, the following words and phrases shall have the following meanings:

1.

"Completion" means completion of the Exploration Program in accordance with the provisions of this Contract.

2.

“Contract” means this agreement and all the documents listed hereunder and any subsequent amendments thereto agreed by PAM and Storm Cat in writing to form part of this Contract.

3.

“Contract Area” means that area over which PAM hereby grants to Storm Cat the exclusive right to conduct the Ex?loration Program on, namely Block TSAIDAM – XXVI (22,407.1 km) as more fully described in Annex “A” hereto. The Contract Area shall exclude those areas restricted by legislation and regulations such as any parks, natural reserves, protected or other similar areas.

4.

“Exploration Program” means that work as described in Article 23 hereto.

5.

“Exploration Well” means any well whose purpose at the time of the commencement of drilling is to explore for NGC.

6.

“NGC” means any natural gas from coal including associated gas.

7.

“PAM’s Representative” and “Storm Cat’s Representative” shall be persons notified respectively one to the other Party in writing to act with the full authority of the respective Parties for the purposes of this Contract.

8.

“Party" means PAM or Storm Cat in this Contract.

9.

“PSC” means that Model Form Production Sharing Contract which is attached hereto as Annex “B”.

10

.“Services” means the performance of the work hereunder by Storm Cat as such relates to the Exploration Program.

11.

“Sub-Contractor” means any self employed person, associate, company or other legal entity having a contract with Storm Cat to fulfil any part of the Services on behalf of and under the control of Storm Cat.

12.

“Third Parties" mean all parties other than PAM, Storm Cat, Sub-Contractors, or their respective employees, agents or invitees.

13.

“Variation to Contract” means written and signed amendment to this Contract between PAM and Storm Cat.

4.

ENTIRE AGREEMENT

Article 13.

This Contract is the entire agreement between PAM and Storm Cat regarding the Services as defined in this document, and supersedes all oral or written contracts, understandings, correspondence or, agreements prior to the date of this Contract.

Article 14.

Any Variation to this Contract shall take effect only when the variation is prepared in writing and the variation is signed by both Parties.

Article 15.

This Contract shall take effect from the date of its signing by both Parties.

5.

RESPONSIBILITIES OF PETROLEUM AUTHORITY OF MONGOLIA

Article 16.

PAM should assist Storm Cat to overcome any bureaucratic or legislative obstacles to its performance of this Contract.

Article 17.

PAM is required to draw to the attention of Storm Cat those sources of relevant data that may assist Storm Cat to perform the Exploration Program under this Contract.

Article 18.

PAM shall assist Storm Cat to liaise with local communities in the area of the Exploration Program, and shall hold briefing meetings for local Government officials.

Article 19.

PAM shall assist Storm Cat to undertake notification in advance in writing of all local administrations where the Exploration Program is expected to take place.

Article 20.

PAM shall furnish Storm Cat with all technical information in its possession and/or available as to the Contract Area at reasonable cost/expenses incurred in preparing such information and shall give all assistance reasonably required by Storm Cat, and send one (1) geologist and one (1) Mongolian-English interpreter to work together with Storm Cat for the performance of the Services.

Article 21.

PAM shall have the right to inspect equipments, their technical information documentation, log books, registration certification, maintenance and service record, and safety inspection certificates of security of Storm Cat and Sub-Contractors. Storm Cat and Sub-Contractor shall assist PAM in checking activity, and in the event of deficiency shall with all reasonable speed and no cost to PAM, make good such deficiency.

Article 22.

PAM’s Chairman and any officer authorized by Chairman shall have right to access to Site, and Storm Cat and any of its Sub-Contractor shall render all necessary assistance to PAM to conduct inspections on technical, safety, quality, environmental and other manners.

6.

RESPONSIBILITIES OF STORM CAT

6.1

Exploration Work Program

Article 23.

Storm Cat shall organise and commence in a timely and professional manner, and in conformity with good international oil field practices of the petroleum exploration industry and this Contract, an Exploration Program which shall include the drilling of three (3) Exploration Wells and may include but is not limited to geological and geophysical and other technical studies. The expenditure related to the Exploration Program shall be in the order of US $300,000. Completion of the Exploration Program shall be no later than December 31, 2005.

Article 24.

Storm Cat covenants that, in order to fulfil this Contract, it will enter into the relevant exploration and study agreements and confidentiality contracts with professional companies specialized in geological survey and technology registered in Canada or U.S.A., or it may utilize its own personnel.

Article 25.

Storm Cat and its Sub-Contractors shall operate under the Laws of Mongolia.

Article 26.

Storm Cat shall provide accommodation, messing (food), personal protective equipment and working conditions appropriate to the location and within generally accepted industry standards and practices.

Article 27.

Storm Cat shall maintain discipline and good order among all persons under its authority. Storm Cat may be required to replace any such person, at no cost to PAM, for breach of site regulations or other laws and regulations or for behaviour likely to bring the operation of the Services or PAM into disrepute.

Article 28.

Storm Cat shall ensure that all equipment and personnel are available, ready and able to commence their activity in accordance with the Exploration Program.

Article 29.

Storm Cat shall be responsible for granting the approval for access to the Contract Area and for the use of equipment therein.

Article 30.

Storm Cat shall produce various reports by interpretation of data.

Article 31.

Storm Cat shall have the exclusive right to decide whether to apply to for a PSC on any portion or all of the Contract Area as provided for in Article 40.

Article 32.

Storm Cat shall consider to its best to minimize the opportunity of adversely affecting farmers’ and herders’ livelihoods, crops or livestock during the performance of the Services; should any damage occur, Storm Cat may consider appropriate compensation.

6.2

Responsibility for Finance

Article 33.

Storm Cat shall be responsible for all expenses and costs to fulfil this contract

6.3

Responsibility for Operations

Article 34.

Should Storm Cat so decide, then sampling is to be conducted in the opinion of Storm Cat.

Article 35.

Storm Cat shall at all times be responsible for supplying samples in a timely manner and for delivery to a company or agent as decided by Storm Cat.

Article 36.

Storm Cat shall not perform surveys in any area or in conditions that PAM prohibited.

6.4

Updates on Exploration Program

Article 37.

Storm Cat shall keep PAM advised as the progress of the Exploration Program.

7.

GRANT OF EXCLUSIVE PRE-EMPTION RIGHTS

Article 38.

In consideration of performance and Completion of the Services by Storm Cat, PAM grants the exclusive right and privilege to apply to PAM for a Production Sharing Contract for any part(s) or all of the territory and lands within the Contract Area until June 30, 2006. Such Production Sharing Contract shall be in the form of the PSC.

Article 39.

Should Storm Cat elect to acquire a PSC as provided for in Article 40 then all such costs as expended by Storm Cat under this Contract would be credited as “Exploration Costs” under the PSC.

Article 40.

PAM shall as to any Production Sharing Contract(s) for any part(s) or all parts of the territory and lands within the Contract Area applied for by Storm Cat, deal with such in a speedy manner with respect to PAM’s and any governmental approval process, and that in determination of the relevant Work Programme for the area that PAM would pay regard to the expense and risk of Storm Cat in financing the Work Programme of the present Contract.

8.

OWNERSHIP OF DATA

Article 41.

All geological and/or geophysical data and other exploration data acquired by Storm Cat under this Contract is the property of both PAM and Storm Cat.

Article 42.

Free-of-charge, PAM will receive one (1) copy of all geological and/or geophysical surveys and all other data that has been acquired by Storm Cat with respect to the Services. Such surveys and/or data shall be provided to PAM by Storm Cat no later than June 30, 2006.

Article 43.

At the end of then (10) years, then all the data and information as described above shall cease to be confidential.

9.

PAYMENTS TO PAM FROM SALES OF DATA

Article 44.

Each Party shall have the worldwide sales rights (including Mongolia) to all the data (unprocessed, processed and interpreted), including any part or combination of the data.

Article 45.

Once the parties have agreed as to the price of the surveys and/or data, Storm Cat shall provide PAM with data price list and advertising brochure.

Article 46.

The Parties shall inform the each other of opportunities that arise for sales of the data, and the name and contact details of the buyer after the sale of the data.

Article 47.

Each Party will receive fifty percent (50%) of the cash income of all sales minus the marketing and selling costs incurred by selling Party. Bank transfer from selling Party of the dues will take place at the end of one month period and in any case after Selling Party has itself received payment from purchasers.

10.

TRAINING & TRANSFER OF KNOW-HOW

Article 48.

Storm Cat shall aspire to hire local employees considering their professional skill and experience to fulfil this Contract.

Article 49.

Storm Cat shall encourage know-how transfer to technical personnel assigned by PAM by allowing reasonable access to the data.

11.

LIABILITIES AND INDEMNITIES

Article 50.

Storm Cat shall indemnify PAM against claims, losses or liability in respect of death or personal injury to PAM’s personnel, Storm Cat’s personnel, or third parties resulting from the gross negligence of Storm Cat.

Article 51.

Storm Cat shall at all times exercise all reasonable care to conduct its operations in a manner that will prevent seepage or pollution, needless damage or disturbance to wildlife or archaeological remains and Storm Cat shall comply fully with all applicable laws, regulations, rules, decrees or other provisions relating to environmental protection.

12.

REPORTING OF FIELD PROGRESS

Article 52.

Storm Cat shall submit progress reports to PAM on 7th day of each calendar month for work completed during the preceding month supported by all relevant technical documents.

Article 53.

If PAM disputes any part of any progress report, then PAM shall notify Storm Cat promptly and in any case not later than ten (10) working days after the date of receiving the progress report. The Parties shall endeavour to resolve the dispute, and failure to reach such resolution shall give either Party the right to submit such dispute to arbitration.

13.

DURATION OF CONTRACT

Article 54.

This Contract is effective until June 30, 2006.

14.

CONFIDENTIALITY

Article 55.

Confidential Information includes all knowledge, know-how, data and information of any kind derived from the Services and disclosed by one Party to the other in writing or by any other medium electronic or otherwise which at the time of such disclosure was not already in the lawful unrestricted possession of the Party or which can be proved not to be in the public domain.

Article 56.

PAM shall not use any Confidential Information for any purposes other than assisting Storm Cat in the performance of the Services or disclose any Confidential Information without the prior written consent of Storm Cat to any other person other than to employees to whom disclosure is necessary to enable performance of the Services and PAM fully undertakes to ensure that such employees keep the Confidential Information confidential.

15.

INDEPENDENT CONTRACTOR

Article 57.

Storm Cat acts as an Independent Contractor. Storm Cat, its employees, agents, affiliates or Sub-Contractor(s) shall not be deemed to be employees, agents, partners or co-ventures with PAM. Storm Cat undertakes to be fully responsible to PAM for the performance of the Services subject to this Contract whether provided directly by itself or by its agents, affiliates or Sub-Contractor(s) and to ensure that its contracts with any and all of the latter contain sufficient obligations and indemnities as to protect PAM in similar terms as this Contract.

16.

ASSIGNMENTS AND SUB-CONTRACTORS

Article 58.

Storm Cat may, subject to prior notification in writing to PAM and to the prior approval of PAM, which is not to be unreasonably withheld, assign all or part of its obligations and rights under this Contract having demonstrated that such assignment will not prejudice the good order of the Contract or the Services to be performed hereunder.

Article 59.

Storm Cat warrants that all Sub-Contractors to be involved in the Services shall be qualified and experienced in the elements of the Services to which they are to perform.

17.

EMPLOYEES

17.1

Nationality of Employees

Article 60.

Storm Cat and its Subcontractors may hire employees of any nationality in full-time and part-time.

17.2

Support Staff

Article 61.

Support Staff will be supervised by Storm Cat and/or its Sub-Contractors.

17.3

Field Crew

Article 62.

The Field Crew will function operationally as a self-contained unit, but a regular supply system will be essential to support the Field Crew.

18.

EQUIPMENT & TECHNOLOGY

Article 63.

Storm Cat and its Subcontractors will employ a necessary amount of equipment in Mongolia in order to fulfil this contract.

Article 64.

Storm Cat reserves the right to vary the quantity and type of equipment in accordance with Storm Cat’s determination of the most efficient and effective solution.

18.1

Field Technology & Equipment

Article 65.

Site Office: Satellite phone.

Article 66.

Survey equipment: GPS, computer, vehicle mounted radios, handset radios.

18.2

Mobile Field Camp

Living facilities and equipment

Article 67.

Storm Cat will assess essential facilities such as: good fuel, medical support, safe internal flights and communications integrity. If, in the opinion of Storm Cat such facilities are not available from local subcontractors, then Storm Cat shall consider establishing permanent in-house systems or purchasing from outside Mongolia to support the Services.

19.

FORCE MAJEURE

Article 68.

If any event, occurring after signing of this Contract is beyond the reasonable control of Storm Cat, which could not have been prevented or overcome by the exercise of reasonable foresight or diligence, renders impossible or delays the start or execution of the obligations of Storm Cat hereunder, such failures shall be considered Force Majeure and shall not be considered as defaults of this Contract.

Article 69.

The Party first identifying such situation shall promptly inform the other in writing of the nature and possible effect of the circumstances concerned. The Parties shall meet within ten (10) days of receipt of notice to resolve the difficulties where possible and minimise the period of suspension of the Services.

Article 70.

In the event that such suspension has existed or will exist for a continuous minimum period of fourteen (14) days, Storm Cat is entitled to give PAM thirty (30) days notice in writing to terminate this Contract.

Article 71.

If the condition of Force Majeure persists for a period of sixty (60) days, and subject to any Variation to Contract, Storm Cat shall be entitled to give PAM seven (7) days notice to terminate this Contract.

20.

SUSPENSION

Article 72.

In the event that Storm Cat in the course of performing the Services is in serious breach of any applicable legislation or of its own or Mongolia’s Health and Safety or Environmental Regulations, then PAM shall be entitled to instruct Storm Cat in writing to suspend the offending operations immediately until the reason for such has been eliminated.

Article 73.

Storm Cat shall, during any period of suspension, properly protect and secure the site and all equipment.

21.

TERMINATION

Article 74.

Either Party has the right to terminate this Contract any time in the event that the other Party is in breach of any material terms and conditions of this Contract, provided that notice shall first have been given requiring the breach to be remedied and intimating the intention to terminate in the event that the breach is not being remedied and the offending Party has not in good faith commenced to remedy such breach within twenty-eight (28) days of such notice. The exercising by a Party of its right to terminate this Contract shall not prejudice any of its rights hereunder.

Article 75.

If Storm Cat becomes the subject of bankruptcy proceedings (either voluntary or compulsory) or shall have a receiver or manager or administrator appointed over the whole or any part of its assets or if an order shall be made or resolution passed for a winding-up (except for the purpose of amalgamation or reconstruction) or if Storm Cat enters into any composition or arrangement with its creditors or shall cease or threaten to cease carrying on its business, then the other Party may by notice in writing terminate this Contract forthwith. Such termination shall not affect the accrued rights and liabilities of either Party arising up to the date of termination but neither Party shall be entitled to consequential loss or loss of anticipated profits or damages.

22.

INSURANCES

Article 76.

Storm Cat shall be in ensure that itself for the duration of this Contract and its Sub-Contractors as to their applicable work and during the time period related to their work being performed as such relates to the Services shall procure and maintain at their own expense those policies of insurance as required under the relevant Mongolian Laws.

Article 77.

Any expenditure regarding insurance shall be the responsibility of Storm Cat or its Sub-Contractors and not PAM.

Article 78.

Each Party shall give the other Party prompt notification of any claim or circumstances that may give rise to a claim with full details of the incident.

23.

WAIVER

Article 79.

Any failure by either Party to enforce or require strict adherence and performance of any of the terms and conditions of this Contract shall not constitute a waiver of such terms or conditions and shall not affect the rights and liabilities of the Parties.

24.

APPLICABLE LAW

Article 80.

This Contract shall be governed by and construed in accordance with the Laws of Mongolia.

25.

DISPUTES

Article 81.

If any disputes arise out of this Contract or the performance of the Services, the Parties will attempt to settle it through friendly negotiation with good faith.

Article 82.

If the parties have not settled the dispute by friendly negotiation within thirty (30) days from when this negotiation was initiated, the dispute shall be exclusively referred to and finally resolved by arbitration under the Rules of the International Chamber of Commerce (“ICC”) as at present in force. The Arbitral Tribunal shall consist of three (3) arbitrators. Each Party shall nominate one (1) arbitrator and the two (2) arbitrators so appointed shall nominate the third arbitrator who shall act as the chairman of the Arbitral Tribunal and who shall be a lawyer. The seat of the tribunal shall be in the city of Ulaanbaatar, Mongolia. Notwithstanding the provisions of the ICC rules in this respect, the Parties expressly agree that if the arbitrators appointed by the Parties fail to appoint the chairman, the same shall be appointed by the ICC which shall act as the appointing authority in accordance with the rules adopted by ICC for this purpose. The arbitrators shall decide according to law and best international oil industry practice and the award on the merits issued by the Arbitral Tribunal. The decision of the Arbitral Tribunal shall be final and binding on the Parties and its recognition and enforcement may be requested from any judges and courts having jurisdiction.

26.

LANGUAGE OF THE CONTRACT

Article 83.

This Contract and any documents related to this Contract shall be in English, except where required by Mongolian legislation to be in Mongolian language.

Article 84.

This Contract and any Variation to this Contract should be in Mongolian and English languages, and in the event of different interpretation, the English version will be prevailed.

27.

NOTICES

27.1

Written Notices and Correspondence

Article 85.

All notices and correspondence regarding matters concerning this Contract shall be addressed to the recipient at its official address as detailed below or to any other address designated in writing as the address to which notices are to be sent:

PAM:

Mr. O. Davaasambuu

Chairman

Petroleum Authority of Mongolia,

PO BOX 37/81, Ulaanbaatar-211037

MONGOLIA

Fax: 976-11-631239; Tel: 976-11-631308

- and -

Storm Cat:

Mr. Scott Zimmerman

President

Storm Cat Energy Corporation,

Suite #430, 580 Hornby Street

Vancouver, British Columbia

Canada V6C 3B6

Fax: (1-403) 541-1416; Tel: (1-403) 761-7500

Article 86.

In the case of submission of material in writing to PAM, then the material should be delivered by hand to PAM offices during normal working hours of PAM.

In the case of submission of material in writing to Storm Cat, then a copy of the material should be delivered as an email attachment to Storm Cat to the following email addresses: scott@stormcatenergy.com and craig@stormcatenergy.com.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have caused this Agreement to be executed on the date first written above.

SIGNED ON BEHALF OF THE

SIGNED ON BEHALF OF

PETROLEUM AUTHORITY OF

STORM CAT ENERGY CORPORATION: MONGOLIA:

O. DAVAASAMBUU

J. SCOTT ZIMMERMAN

CHAIRMAN

PRESIDENT

ANNEX “A” ATTACHED TO THAT EXPLORATION CONTRACT DATED DECEMBER 10, 2004 BETWEEN THE PETROLEUM AUTHORITY OF MONGOLIA AND STORM CAT ENERGY CORPORATION.

*** MAP OF BLOCK ***

ANNEX “B” ATTACHED TO THAT EXPLORATION CONTRACT DATED DECEMBER 10, 2004 BETWEEN THE PETROLEUM AUTHORITY OF MONGOLIA AND STORM CAT ENERGY CORPORATION.